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                                                                  Exhibit 10.1.7

                                                                  EXECUTION COPY
                               THIRD AMENDMENT TO
                                 LOAN AGREEMENT,
                             SECURED PROMISSORY NOTE
                                       AND
                               SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT, SECURED PROMISSORY NOTE AND SECURITY AGREEMENT ("this Third Amendment"), is made and effective as of April 25, 2002 (the "Effective Date") and executed July 26, 2002, by WAYNE R. HELLMAN ("Hellman"), and ADVANCED LIGHTING TECHNOLOGIES, INC. ("ADLT").

                                   BACKGROUND

         A. Hellman and ADLT entered into a Loan Agreement dated as of October 8, 1998 (the "Original Loan Agreement"), pursuant to which ADLT advanced Hellman $9,000,000 (the "Original Advance").

         B. Pursuant to the Original Loan Agreement, the Original Advance was evidenced by a Secured Promissory Note dated October 8, 1998 (the "Original Note") and secured pursuant to (i) a Security Agreement dated as of October 8, 1998 (the "Original Security Agreement"), (ii) the Real Estate Mortgages recorded as follows: June 30, 1999 Geauga County Ohio No 1245 page 39, June 30, 1999 Portage County Ohio No. 441 Page 202 and No. 441 Page 214, and August 24, 1999 Lee County Florida Book 3160 Page 1096 (the "Mortgages"), (iii) the Collateral Assignment of Contract dated as of October 8, 1998 (the "Assignment"), and (iv) Allonge No. 2 to Promissory Note From 24 Karat Street, Inc. with delivery of the referenced note the (the "Karat Note").

         C. Effective November 22, 2000, the Loan, the Note and the Security Agreement were amended pursuant to the First Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("First Amendment") to provide for additional loans, up to a maximum additional principal amount of $1,900,000, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, the then current Margin Lenders, in satisfaction of then-existing margin calls.

         D. Effective March 15, 2001, the Loan, the Note and the Security Agreement were amended pursuant to the Second Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("Second Amendment") to provide for additional loans, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, in satisfaction of then-existing margin calls. The Original Loan Agreement, the Original Note and the Original Security Agreement, each as amended by the First Amendment and the Second Amendment, are referred to herein as the Loan Agreement, the Note and the Security Agreement, respectively.

         E. The Loan Agreement, the Note, the Security Agreement, the Mortgages,



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the Assignment and the Karat Note are included in the "Loan Documents" as defined in the Loan Agreement. All initially capitalized terms that are used but not defined herein have the meaning ascribed to them in the Loan Documents.

         F. On March 15, 2001 and thereafter, Advanced Lighting made Additional Advances pursuant to the Second Amendment in the aggregate principal amount of $1,889,350.

         G. Hellman has been unable to make payments of principal and interest in accordance with terms of the Loan Agreement and the Note and the ADLT Board of Directors has determined that a comprehensive amendment to the Loan Agreement and the Note to provide adequate time for Hellman to pay the principal of, and interest on, the Loan and to amend the interest rate payable on the Loan, as described in the ADLT Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001 and March 31, 2002, would be in the best interests of ADLT. The Board of Directors and Hellman approved this form of amendment at a regularly scheduled meeting of the Board of Directors held July 21-22, 2002.

                                    AGREEMENT

         NOW THEREFORE, as an inducement to and in consideration of the agreement by ADLT to amend the interest rate on the Loan and extend the maturity of the Loan and the other agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hellman and ADLT agree as follows:

         1. The Loan Agreement is hereby amended to provide that (i) there are currently no Margin Loans outstanding, (ii) the Margin Shares are pledged as collateral to Bear Stearns for any future Margin Loans, (ii) Bear Stearns is the Margin Lender, and (iii) the Margin Deficit is as declared from time to time by the Margin Lender and (iv) the Loan Documents include this Third Amendment.

         2. Hellman acknowledges and agrees that he shall not directly or indirectly, in one or a series of transactions, obtain loans directly or indirectly secured by the Margin Shares, until the Loan and Additional Advances, together with all accrued interest thereon, shall have been paid in full, without the prior written consent of the ADLT Board of Directors or its designee(s).

         3. The Maturity Date of the Note is July 31, 2007, subject to mandatory prepayments as provided in this Third Amendment. From and after the effective date of this Amendment, the principal amount of the Loan and all Additional Advances shall bear simple interest at the lowest rate from time to time charged on outstanding amounts borrowed by ADLT under its principal United States revolving credit facility. If there is no such facility at any time, the rate of interest borne by the Loan and Additional Advances shall be the prime rate as published in The Wall Street Journal from time to time. The Board of Directors may, in its discretion, declare the outstanding principal amount and all accrued interest due and payable immediately if Hellman ceases to be



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an employee of ADLT, as a result of a voluntary resignation or a termination for
"cause," as defined in the Amended and Restated Employment Agreement between Hellman and ADLT, as it may be amended, restated or renewed from time to time. ADLT reserves the right to require immediate repayment if ADLT requires the payment to prevent an unacceptable strain on cash resources.

         4. Hellman acknowledges and agrees that (i) (a) the Security Interest granted in the Security Agreement, (b) the liens granted in the Mortgages, (c) the rights of ADLT under the Assignment and Karat Note and (d) all other rights and instruments that now or hereafter secure the Loan and Hellman's Obligations with respect thereto, secure the Additional Advances as amounts advanced to Hellman under the Loan Documents, (ii) the aggregate outstanding principal amount of the Loan and Additional Advances is $12,789,350 and (iii) without limiting the description of the Collateral in any way, the Collateral includes all choses in action in which Hellman is directly or indirectly the plaintiff and the proceeds from all choses in action.

         5. Hellman represents and warrants to ADLT that on the date hereof (i) he is not in breach of any covenant in any Loan Document, other than the payment of the Loan at the maturity date stated in the Second Amendment, (ii) all representations and warranties in the Loan Documents are true and correct except as has been disclosed to ADLT in writing and (iii) he has put into place a programmed stock sale plans to sell Margin Shares in accordance with Rule 10b5-1 under the Security Exchange Act of 1934, in accordance with EXHIBIT 5 ATTACHED HERETO.

         6. Hellman acknowledges and agrees that he will make immediate payments of the outstanding principal and interest on the Loan and the Additional Advances as provided in Exhibit 2 to the Second Amendment and in the amount of
(i) the after-tax proceeds of any performance bonuses received in accordance with the ADLT annual incentive plan for key managers, (ii) the after-tax proceeds of any sales any and all Collateral and any other amounts received by Hellman in respect of such Collateral, including any moneys received in respect of any claim against Prudential Securities, Inc. or its affiliates, and (iii) the after-tax proceeds of all sales of Margin Shares.

         7. Hellman acknowledges and agrees that he will use his best efforts to sell such items of Collateral as may be designated by the Board of Directors, or its designee(s), from time to time, provided that, unless Hellman shall be in default of his prepayment obligations pursuant to paragraph 6 of this Third Amendment or his obligations to sell Collateral pursuant to this paragraph 7, the Board of Directors may not require the sale of the residence located in Lee County, Florida. Nothing in this paragraph 7 shall prevent ADLT from exercising any and all of its rights under its Mortgage on such Florida property, in accordance with the terms of such mortgage, in the event of a default by Hellman on any obligations under the Loan Documents or in case any voluntary or involuntary case in bankruptcy filed by or against Hellman.

         8. Hellman will take all actions and execute all instruments as requested by ADLT , in order to perfect, and keep perfected, all liens in any of the Collateral granted to ADLT, including in any after acquired Collateral and to perfect rights with respect to



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the Additional Advances.

         9. This Third Amendment shall be governed by and construed in accordance with the laws of Ohio without regard to conflict of laws principles (except to the extent the Collateral is situated in a state other than Ohio and in that case any laws of such state which are required to control mortgages granted on such property shall apply).

         10. This Third Amendment inures to the benefit of and is binding upon Hellman, and his estate, heirs, executors, administrators and personal representatives, successors and assigns and ADLT and its successors and assigns. Hellman may not assign or delegate this Amendment, any Loan Document or any of his rights or obligations thereunder.

         11. This Third Amendment may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Agreement to produce or account for more than one such counterpart. A faxed executed counterpart of this Amendment will be considered an original for evidentiary purposes.

         12. This Third Amendment only modifies the Loan Documents to the extent provided for herein, and the Loan Documents otherwise remain in full force and effect without interruption. This Amendment may not be amended, changed, modified, altered or terminated and no performance may be waived except in writing executed by both parties.

         13. This Third Amendment constitutes the entire agreement between the parties with respect to the Loan Documents and all prior and contemporaneous agreements or discussions, written or oral, with respect thereto have no force or effect whatsoever. If any amendment of the terms of the Loan Documents contained in this Third Amendment shall be contrary to applicable law, such amendment shall be of no force or effect and the Loan Documents shall remain in full force and effect without any such amendment.





         IN WITNESS WHEREOF, Hellman and ADLT have caused this Amendment to


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be duly executed and delivered as of the Effective Date.

                                     /s/ Wayne R. Hellman
                                     ----------------------------------------
                                     WAYNE R. HELLMAN



                                    ADVANCED LIGHTING TECHNOLOGIES, INC.

                                    By: /s/ Steven C. Potts
                                        -----------------------


                                    Its: CHIEF FINANCIAL OFFICER
                                         -----------------------------------


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EXHIBIT 5

The Original Plan provides for the sale of shares of common stock of ADLT commencing as soon as practicable after June 1, 2001. The Plan requires sales of shares if the price of such common stock exceeds $15 per share and that the proceeds of such sale are to be applied to the repayment of any outstanding amounts due on loans from ADLT to Mr. Hellman, after payment of any amounts required to reduce the balance of any Margin Loan approved by the Board of Directors or its designee(s) to permit withdrawal of proceeds. The terms of such plan, including determination of the number shares subject to sale at any time and the method of sale, has been approved by the ADLT Board of Directors or its designee(s).